EXHIBIT INDEX

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.      Consent of Independent Auditors.

15.      IDS Life Insurance Company Power of Attorney dated September 11, 2002.

16.      IDS Life Insurance Company Power of Attorney dated April 16, 2003.